                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                               (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                    BURLINGTON NORTHERN SANTA FE CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             41-1804964
   (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

         3800 CONTINENAL PLAZA
             777 MAIN STREET
         FORT WORTH, TEXAS                                        76102
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)



                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on
         the   13th day of November, 1995.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE,

                     BY  /S/ R. D. MANELLA

                          R. D. MANELLA
                          VICE PRESIDENT


* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).





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



                                                           EXHIBIT 6 TO FORM T-1



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               November 13, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Burlington Northern Santa Fe Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                           Very truly yours,

                                           THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:      /S/ R. D. MANELLA
                                           R. D. MANELLA
                                           VICE PRESIDENT






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

                                                           EXHIBIT 7 TO FORM T-1

Legal Title of Bank:      The First National Bank of Chicago
Call Date:                06/30/95  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460
                                                     Page RC-1
City, State  Zip:         Chicago, IL  60670-0460
FDIC Certificate No.:     0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                          DOLLAR AMOUNTS IN                       C400         <-
                                                                              THOUSANDS            RCFD       BIL MIL THOU   ------
                                                                          -----------------        ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . . .                           0081        3,184,875     1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . .                           0071        8,932,069     1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) . . . .                           1754          249,502     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) . . .                           1773          536,856     2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . .                           0276        2,897,736     3.a.
    b. Securities purchased under agreements to resell  . . . . . . . . .                           0277        1,417,129     3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 2122  16,567,408                              4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . . .  RCFD 3123     358,877                              4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . .  RCFD 3128       0                                  4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . .                           2125       16,208,531     4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . .                           3545       13,486,931     5.
6.  Premises and fixed assets (including capitalized leases)  . . . . . .                           2145          516,279     6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . .                           2150           11,216     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . .                           2130           12,946     8.
9.  Customers' liability to this bank on acceptances outstanding  . . . .                           2155          501,943     9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . .                           2143          111,683     10.
11. Other assets (from Schedule RC-F)   . . . . . . . . . . . . . . . . .                           2160        1,258,270     11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . . .                           2170       49,325,966     12.

---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:              The First National Bank of Chicago
Call Date:                        06/30/95 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460
                                                            Page RC-2
City, State  Zip:                 Chicago, IL  60670-0460
FDIC Certificate No.:             0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                      DOLLAR AMOUNTS IN
                                                                          Thousands                         BIL MIL THOU
                                                                      -----------------                     ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . . . . . .                              RCON 2200     14,889,235    13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . .     RCON 6631  5,895,584                                 13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . .     RCON 6636  8,993,651                                 13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II) . . . . . . . . . .                              RCFN 2200     13,289,760    13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . . . . . .     RCFN 6631    315,549                                 13.b.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . .     RCFN 6636 12,974,211                                 13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the bank
    and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . . . . . .                              RCFD 0278      2,942,186    14.a.
    b. Securities sold under agreements to repurchase . . . . . .                              RCFD 0279      1,160,512    14.b.
15. a. Demand notes issued to the U.S. Treasury . . . . . . . . .                              RCON 2840        112,768    15.a.
    b. Trading Liabilities  . . . . . . . . . . . . . . . . . . .                              RCFD 3548      7.872,221    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . . . . . .                              RCFD 2332      2,402,829    16.a.
    b. With original  maturity of more than one year  . . . . . .                              RCFD 2333        643,987    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .                              RCFD 2910        278,108    17.
18. Bank's liability on acceptance executed and outstanding . . .                              RCFD 2920        501,943    18.
19. Subordinated notes and debentures   . . . . . . . . . . . . .                              RCFD 3200      1,225,000    19.
20. Other liabilities (from Schedule RC-G). . . . . . . . . . . .                              RCFD 2930        981,938    20.
21. Total liabilities (sum of items 13 through 20)  . . . . . . .                              RCFD 2948     46,300,487    21.
22. Limited-Life preferred stock and related surplus  . . . . . .                              RCFD 3282              0    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus . . . . . . . .                              RCFD 3838              0    23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                              RCFD 3230        200,858    24.
25. Surplus (exclude all surplus related to preferred stock). . .                              RCFD 3839      2,314,642    25.
26. a. Undivided profits and capital reserves . . . . . . . . . .                              RCFD 3632        510,093    26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities  . . . . . . . . . . . . . .                              RCFD 8434           (880)   26.b.
27. Cumulative foreign currency translation adjustments . . . . .                              RCFD 3284            766    27.
28. Total equity capital (sum of items 23 through 27) . . . . . .                              RCFD 3210      3,025,479    28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28)  . . . . . . . .                              RCFD 3300     49,325,966    29.


Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for
    the bank by independent external                                                                     Number
    auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . .             RCFD 6724  N/A          M.1.



1 =  Independent audit of the bank conducted in accordance            4. =Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                 7 = Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                  8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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